Exhibit 4.40

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Amendment to the

Business Process Outsourcing Services Agreement And

Statement of Work

Dated March 05, 2008

By and between

MAKEMYTRIP INDIA PRIVATE LIMITED

And

CONCENTRIX DAKSH SERVICES INDIA PRIVATE LIMITED

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

This Amendment Agreement (“Amendment No. 18”) dated January 10, 2014 to Business Process Outsourcing Services Agreement dated March 05, 2008, First Amendment dated July 16, 2008, Second Amendment dated July 28, 2009, Third Amendment dated November 4, 2009, Fourth Amendment dated December 09, 2010, Fifth Amendment dated December 10, 2010, Sixth Amendment dated December 18, 2010, Seventh Amendment dated April 7, 2011, Eighth Amendment dated October 27, 2011, 9th Amendment dated December 29, 2011, 10th Amendment dated July 4, 2012, 11th Amendment dated November 1, 2012, 12th Amendment dated July 1, 2013, 13th Amendment dated September 25, 2013, 14th Amendment dated June 26, 2014, 15th Amendment effective July 28, 2014 , 16th Amendment dated 01 Oct, 2014 and 17th Amendment dated October 01, 2014, thereto and Statement of Work dated March 05, 2008 and Statement of Work for OBT and DH dated January 1, 2012 (collectively referred to as “Agreement”) is made at New Delhi:

By and between:

MakeMyTrip (India) Private Limited, a Company registered under the Companies Act, 1956 and having its head office at 243, S P Infocity, Udyog Vihar, Phase I, Gurgaon, 122016 (hereinafter referred to as “MMTL/Customer” which expression shall, unless repugnant to or inconsistent with the context, mean and include its successors and permitted assigns), of the ONE PART;

AND

Concentrix Daksh Services India Private Limited formerly known as IBM Daksh Business Process Services Private Limited, a Company registered under the Companies Act, 1956 and having its registered office at Unit # 101, 2nd Floor, Westend Mall, District Centre, Janakpuri, New Delhi-110058 (hereinafter referred to as “Concentrix Daksh” or the “Service Provider”, which expression shall unless repugnant to the context or meaning thereof, include its successors and permitted assigns), through its duly authorized representative of the SECOND PART;

WHEREAS MMTL and IBM Daksh have executed a Master Service Agreement dated March 05, 2008 (hereinafter referred to as “the Agreement”) including Statement Of Work (‘SOW”) which sets forth the services, functions and responsibilities that IBM Daksh has agreed to perform for MMTL and the associated responsibilities of the Parties and both Parties agree to amend the Agreement as mentioned below.

TERMS AND CONDITIONS GOVERNING THIS AMENDMENT NO. 18

I.	Parties hereby agree to add to Section 3, of SoW, dated March 5, 2008 , the new LoB ,Central Operations to the “Services “ with the following considerations :-

a.	The New LoB would be delivered from the existing service delivery center at Chandigarh, India.

b.	No new language would be added to the current scope of work.

c.	The new LoB will have similar agent profile and hierarchy ratios as in Post Sales LoB. New hire training is not included in the ongoing charge and will be charged at INR 225 per hour per agent.

d.	Price point for this new LoB will be as per table below. The price is exclusive of any Withholding tax/service tax. Any taxes, other than direct Income tax, imposed on the transaction by local authorities shall be passed through.

XXXX
XXXX	XXXX

Above mentioned price is 1st Year price and applicable till Feb-2015

Confidential Treatment Requested

The portions of this document marked by “XXXX” have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Thereafter XXXX price increases will applicable effective 5th March every year for remaining term of the contract.

e.	The Headcount for the services is mentioned below:-

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II.	This Amendment No. 18 shall be effective from October 01, 2014 (“Amendment No. 18 Effective Date”) and shall be co-existent and co-terminus with the Agreement.

III.	Except for the amendments provided hereunder, all other terms and conditions of the Agreement, which have not been specifically changed / amended / modified hereunder, shall remain unchanged and continue to be binding between the Parties and the same shall be deemed to be a part of this Amendment No. 18 by reference.

IV.	This Amendment No. 18 read together with the Agreement reflects the complete understanding between the Parties. This Amendment No. 18 is incorporated into and deemed to be part of the Agreement.

For Make My Trip (India) Private Limited		For Concentrix Daksh Services India Private Limited

/s/ Jasmeet Singh		/s/ Sunil K. Gupta

Authorized Representative		Authorized Representative

Name:	Jasmeet Singh	Name:	Sunil K. Gupta

Title:		Title:	CFO

Date	1/10/14	Date:	01/10/2014